UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Company Employs New President and Chief Executive Officer.

On February 9, 2015, Citizens & Northern Corporation (the “Company”) issued a press release announcing the employment of J. Bradley Scovill as the new President and Chief Executive Officer of the Company and its wholly-owned subsidiary, Citizens & Northern Bank (the “Bank”), effective as of March 2, 2015. The Company also announced that the Board of Directors would act to appoint Mr. Scovill as a Class III Director of the Company and as a Director of the Bank at its next board meeting scheduled for February 26, 2015. It is also expected that Mr. Scovill will be appointed to the Executive Committee of the Company and Bank Board, to the Asset Liability Committee of the Company Board and to the Trust Investment Committee and the Finance and Loan Committee of the Bank Board.

Prior to his employment with the Company and the Bank, Mr. Scovill most recently served as the President and Chief Operating Officer of Kish Bank headquartered in Belleville, Pennsylvania. Prior to joining Kish Bank, Mr. Scovill held various executive positions with PNC Bank and Sterling Financial Corporation.

Execution of Employment Agreement with new President and Chief Executive Officer.

On February 4, 2015, the Company and the Bank entered into an Employment Agreement (the “Agreement”) with Mr. Scovill to be effective as of March 2, 2015. The following summarizes the material terms of the Agreement.

The Agreement provides for an initial three (3) year term at an initial annual base salary of Three Hundred Eighty Thousand Dollars ($380,000). After the initial three (3) year term, the Agreement will be automatically renewed for successive twelve (12) month terms, unless either the Company or Mr. Scovill gives written notice of nonrenewal at least ninety (90) days prior to the next renewal date.

Under the Agreement Mr. Scovill shall receive a grant of Company restricted common stock equal in value at the time of grant to One Hundred Thousand Dollars ($100,000). The shares of restricted stock shall vest ratably over a three (3) year period.

The Agreement also provides a signing bonus in the amount of One Hundred Thousand Dollars ($100,000), Fifty Thousand Dollars ($50,000) of which shall be paid sixty (60) days after Mr. Scovill’s start date of March 2, 2015 and Fifty Thousand Dollars ($50,000) of which shall be paid one hundred eight (180) days after the start date. In the event Mr. Scovill voluntarily terminates employment with the Bank, other than a termination for “Good Reason”, as defined in the Agreement, within eighteen (18) months of receipt of either Fifty Thousand Dollars ($50,000) installment payment, Mr. Scovill has agreed to reimburse the Bank for the full amount of the cash bonus payments actually received.

The Agreement also provides that Mr. Scovill shall be eligible to receive an equity award under the Company’s 1995 Stock Incentive Plan for calendar year 2015 equal in value to One Hundred Thousand Dollars ($100,000) as of the date of grant. The equity award, which normally would occur in January, 2016, may be comprised of a combination of stock options and restricted stock, each of which will have a time vest and a performance vest component. For calendar years after 2015, based on approval by the Company’s Board of Directors, Mr. Scovill will be eligible to receive such stock based incentives as are granted to Mr. Scovill under the Company’s 1995 Stock Incentive Plan consistent with Mr. Scovill’s responsibilities and the performance of the Company and Mr. Scovill.

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In connection with Mr. Scovill’s commencement of employment with the Company and the Bank, the Bank will pay to Mr. Scovill a fixed relocation allowance in the amount of Thirty-five Thousand Dollars ($35,000) to cover costs associated with the selling and buying of homes, payment for temporary housing (including utilities and transitional moving expenses) and for payment of expenses associated with home finding trips. In addition to the fixed relocation allowance, the Bank will reimburse Mr. Scovill for actual moving costs incurred (costs associated with packing, moving and unpacking household goods) associated with the physical move to Mr. Scovill’s new permanent residence.

The Agreement also provides that Mr. Scovill shall be eligible to participate in the Company’s Supplemental Executive Retirement Plan (“SERP”) and will be provided with a supplemental retirement income benefit thereunder with an approximate value when vested of One Hundred Thousand Dollars ($100,000).

The Agreement also provides Mr. Scovill with reimbursement for business expenses, five (5) weeks of paid vacation, use of a Bank owned automobile and a country club membership.

The Agreement contains customary nondisclosure, nonsolicitation and mutual nondisparagement provisions and a twenty-four (24) month restrictive covenant applicable to Mr. Scovill should his employment be terminated for any reason. The restrictive covenant is applicable within thirty-five (35) miles of any office of the Company or the Bank after voluntary or involuntary termination of the executive’s employment with the Company and the Bank.

The Agreement also provides that Mr. Scovill may terminate his employment for “good reason” (as defined in the Agreement) after notice to the Company or the Bank within thirty (30) days after the initial existence of the condition giving rise to the right to terminate and the failure of the Company or Bank to cure the situation within thirty (30) days after receipt of such notice.

Additionally, the Agreement provides for a lump sum payment to Mr. Scovill in the event of a termination of employment following a “change in control” (as defined in the Agreement) or without “cause” (as defined by the Agreement) absent a change in control, such payment to be equal to the sum of the highest annual base salary earned by Mr. Scovill during the immediately preceding three (3) years and the highest cash bonus earned with respect to one of the three proceeding years, multiplied by a predetermined factor depending on whether Mr. Scovill was terminated following a change in control. Additionally, the Agreement provides for the continuation of Mr. Scovill’s participation in the Bank’s life, disability, medical/health insurance and other welfare benefits for the continuation period set forth below (or a cash payment representing the value of such benefits). The factor applicable for purposes of determining the lump sum payment and the time period for which benefits are to be continued are set forth in the following table.

	Multiplier Factor		Benefits Continuation Period
Executive	Change in Control	Without Cause Absent a Change in Control	Change in Control	Without Cause Absent a Change in Control
J. Bradley Scovill	2.99X	1.0X	3 Years	1 Year

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The Agreement provides that the Company and the Bank may terminate Mr. Scovill’s employment for “cause”, which is defined to mean:

(i)          Mr. Scovill’s conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Mr. Scovill for a period of thirty (30) consecutive days or more;

(ii)         Mr. Scovill’s willful continuing failure to follow the lawful instructions of the Board of Directors of the Company or the Bank (which instructions must be consistent with the terms of the Agreement), after Mr. Scovill’s receipt of written notice of such instructions, other than a failure resulting from Mr. Scovill’s incapacity because of physical or mental illness;

(iii)        a government regulatory agency recommends or orders in writing that the Company or the Bank terminate the employment of Mr. Scovill with the Company or the Bank or relieve him of his duties as such relate to the Company or the Bank;

(iv)        Mr. Scovill’s intentional violation of any of the provisions of the Agreement;

(v)         conduct on the part of Mr. Scovill bringing public discredit to the Bank;

(vi)        Mr. Scovill’s breach of fiduciary duty involving personal profit; or

(vii)       Mr. Scovill’s material violation of Bank policies and procedures.

If the Agreement is terminated for Cause, all of Mr. Scovill’s rights under the Agreement shall cease as of the effective date of such termination, except that:

(i)          the Bank shall pay to Mr. Scovill the unpaid portion, if any, of his Annual Base Salary through the date of termination; and

(ii)         the Bank shall provide to Mr. Scovill such post-employment benefits, if any, as may be provided for under the terms of the employee benefit plans of the Bank then in effect.

The Agreement further provides that Mr. Scovill may terminate his employment for “good reason” upon thirty (30) days prior written notice. “Good reason” is defined to mean:

(i)          a material reduction in salary or benefits, including any incentive compensation plan;

(ii)         a reassignment which assigns full-time employment duties to Mr. Scovill at a location more than fifty (50) miles from the Company’s principal executive office on the date of the Agreement;

(iii)        any other material breach or default by the Company or the Bank under any term or provision of the Agreement, including any reduction, in any material respect and without Mr. Scovill’s consent, of the authority, duties or other terms and conditions of Mr. Scovill’s employment hereunder; or

(iv)        any failure of the Board of Directors to nominate Mr. Scovill for election as a member of the Board of Directors of the Company; provided that in all instances Mr. Scovill has delivered written notice to the Company within thirty (30) days after the initial existence of any such condition that the condition constitutes Good Reason, and the Company and Bank fail to cure such situation within thirty (30) days after receipt of said notice.

The Agreement contains provisions intending that payments thereunder comply with the provisions of Section 409A of the Internal Revenue Code.

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The Agreement also provides that the Company and the Bank will indemnify Mr. Scovill to the fullest extent permitted by the respective By-laws of the Company and of the Bank and by laws of the Commonwealth of Pennsylvania.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Interim President and Chief Executive Officer.

As of the next regularly scheduled Company and Bank Board of Directors meeting on February 26, 2015, Mark A. Hughes, 53, who has been serving as Interim President and Chief Executive Officer of the Company and the Bank since August 2014, will resign from those positions and as a member of the Board of Directors of the Company and the Bank effective as of Mr. Scovill’s start date of March 2, 2015. Also at the Board meetings of February 26, 2015, the Boards will approve the appointment of Mr. Hughes as the Treasurer and Chief Financial Officer of the Company and as Executive Vice President and Chief Financial Officer of the Bank. These are the positions that Mr. Hughes held at the Company and the Bank prior to being appointed interim President and Chief Executive Officer in August 2014.

Interim Chief Financial Officer

Additionally, Anthony Peluso, 63, who has been serving as the Company’s Treasurer and as the Interim Chief Financial Officer of the Company and the Bank since August 2014, will resign from those positions as of the Board meeting scheduled for February 26, 2015, at which time the Board will appoint Mr. Peluso to the position of Controller of the Bank, the position which he held prior to his appointment as Interim Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Citizens & Northern Corporation, Citizens & Northern Bank and J. Bradley Scovill, to be effective March 2, 2015
99.1	Press release issued February 9, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: February 9, 2015	By:	/s/ Mark A. Hughes
Mark A. Hughes, Interim President and CEO

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Citizens & Northern Corporation, Citizens & Northern Bank and J. Bradley Scovill, to be effective March 2, 2015

99.1	Press release issued February 9, 2015.

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